Exhibit 10.3

JLL PARTNERS FUND VI, L.P.

JLL PARTNERS FUND V, L.P.

JLL ASSOCIATES V (PATHEON), L.P.

JLL PATHEON CO-INVESTMENT FUND, L.P.

450 LEXINGTON AVENUE

NEW YORK, NEW YORK

November 18, 2013

Re: Equity Commitment

To: JLL Patheon Co-Investment Fund, L.P.

JLL/Delta Patheon Holdings, L.P.

Ladies and Gentlemen:

Reference is hereby made to (a) that certain Contribution Agreement, dated as of November 18, 2013 (the “Contribution Agreement”), by and among JLL Patheon Co-Investment Fund, L.P., a Cayman Islands exempted limited partnership (“JLL Holdco”), Koninklijke DSM N.V., a corporation organized under the laws of The Netherlands (“Delta”), and JLL/Delta Patheon Holdings, L.P., a Cayman Islands exempted limited partnership (“Newco”), and (b) that certain Arrangement Agreement, dated as of November 18, 2013 (the “Arrangement Agreement”), by and between Newco and Patheon Inc., a Canadian corporation (“Patheon”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Arrangement Agreement.

Subject to the terms and conditions thereof (a) Delta will contribute its pharmaceutical business to Newco pursuant to the Contribution Agreement (the “Contribution”), and (b) Newco will acquire Patheon pursuant to the Arrangement Agreement and the related Plan of Arrangement (the “Acquisition”), pursuant to which all existing holders of Patheon shares will receive cash in respect of their shares of Patheon and Patheon will continue as an indirect, wholly-owned subsidiary of Newco.

1. Equity Commitment.

(a) JLL Partners Fund VI, L.P., a Delaware limited partnership (“JLL Fund VI”), JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”) and JLL Associates V (Patheon), L.P., a Cayman Islands exempted limited partnership (“JLL Rollover” and, together with JLL Fund VI and JLL Fund V, the “Sponsors”) hereby agree that, on or before the time specified in Section 2.9 of the Arrangement Agreement, and subject to the terms and conditions hereof, they shall provide to JLL Holdco an aggregate of $310 million (U.S.) (the “JLL Holdco Equity Financing”) to fund a portion of JLL Holdco’s obligations under the Contribution Agreement. $200 million (U.S.) of the JLL Holdco Equity Financing shall be provided by

JLL Fund VI, $50 million (U.S.) of the JLL Holdco Equity Financing shall be provided by JLL Fund V and $60 million (U.S.) of the JLL Holdco Equity Financing shall be provided by JLL Rollover. Notwithstanding anything to the contrary contained in this letter agreement, the commitment of each of the Sponsors is being made severally and not jointly.

(b) JLL Holdco hereby agrees that, on or before the time specified in Section 2.9 of the Arrangement Agreement and subject to the terms and conditions hereof, it shall contribute to Newco (i) $152 million (U.S.) in immediately available funds (the “Newco Equity Financing”) and (ii) the JLL Holdco Equity Financing. The Newco Equity Financing and the JLL Holdco Equity Financing are collectively referred to herein as the “Equity Financing.”

(c) The obligation of each of the Sponsors and JLL Holdco to provide the Equity Financing pursuant to this Section 1 is subject to the conditions that: (a) all conditions under the Debt Commitment Letter (or in the case alternative debt financing has been obtained in accordance with Section 4.6(2) of the Arrangement Agreement, under the debt commitment letter(s) related thereto) (other than the condition in Section [6] of Schedule D to the Debt Commitment Letter, or similar condition in such alternative debt commitment, to make the Equity Contribution and any conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to such conditions actually being satisfied at the Effective Date) shall have been satisfied or waived in accordance with the terms thereof, (b) all conditions set forth in Sections 6.1 and 6.2 of the Arrangement Agreement shall have been satisfied or waived in accordance with the terms thereof (other than the deposit of the Share Consideration with the Depositary pursuant to Section 2.9 of the Arrangement Agreement and any conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to such conditions actually being satisfied at the Effective Date), and (c) the Arrangement Agreement shall not have been terminated in accordance with its terms.

2. Limitations on Liability. Notwithstanding the foregoing and notwithstanding anything to the contrary that may be expressed or implied herein or in the Arrangement Agreement or the Contribution Agreement (or in any exhibit, schedule, certificate or other document executed or delivered in connection herewith or therewith) or otherwise, Newco and Patheon acknowledge and agree that no Person other than the Sponsors and JLL Holdco shall have any obligation hereunder and that, notwithstanding the fact that each of the Sponsors and JLL Holdco may be a partnership, (i) no recourse hereunder or under any documents or instruments delivered in connection herewith may be had against any former, current or future director, officer, employee, partner, affiliate, agent, member, manager, stockholder, representative or assignee (any such person or entity other than the Sponsors and JLL Holdco, a “Representative”) of any Sponsor or JLL Holdco or any Representative of any Representative of any Sponsor or JLL Holdco (any such Representative other than the Sponsors and JLL Holdco, a “Secondary Representative”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative or Secondary Representative of any Sponsor or JLL Holdco under this letter agreement or, subject to Section 7, any documents or instruments delivered in connection herewith or the Arrangement Agreement or for any claim based on or by reason of any obligations of JLL Holdco arising hereunder or thereunder.

3. Enforceability; Patheon’s Limited Enforcement Rights. The obligations of the Sponsors pursuant to this letter agreement may only be enforced by JLL Holdco and the obligations of JLL Holdco pursuant to this letter agreement may only be enforced by Newco; provided, however, that, subject to the terms and conditions of the Arrangement Agreement, (i) Newco is an express third party beneficiary of the rights of JLL Holdco under this letter agreement, and (ii) Patheon is an express third party beneficiary of the rights of JLL Holdco and Newco under this letter agreement (and Newco and Patheon, as the case may be, relying thereupon, shall have the right to enforce the terms of this letter agreement directly against the Sponsors and JLL Holdco to the extent set forth in this paragraph as if Newco or Patheon, as the case may be, were a party hereto) solely (I) for the purpose of seeking specific performance of Newco’s or Patheon’s right, as the case may be, to cause (A) each of the Sponsors and JLL Holdco to provide the entire amount of its commitment with respect to the Equity Financing set forth in Section 1, (B) JLL Holdco and JLL Fund VI to fully enforce the obligations of each of the co-investors of JLL Holdco other than the Sponsors (the “Co-Investors”) pursuant to and subject to the terms and conditions of their respective equity commitment letter agreements with JLL Holdco (collectively, the “Co-Investor Equity Commitment Letters”), and (C) JLL Holdco to fully enforce the terms of the Contribution Agreement against Delta, to the fullest extent permissible pursuant to and subject to the terms and conditions of the Contribution Agreement and applicable Laws, and (II) with respect to Section 6 of this letter agreement. In the event that Patheon (directly or indirectly through JLL Holdco or otherwise) asserts in any litigation or other proceeding that any of the limitations on the Sponsors’ or JLL Holdco’s liability herein are illegal, invalid or unenforceable in whole or in part, then: (x) the obligations of the Sponsors and JLL Holdco under this letter agreement shall terminate ab initio and be null and void; (y) if any Sponsor or JLL Holdco has previously made any payments under this letter agreement, it shall be entitled to recover such payments; and (z) neither the Sponsors, JLL Holdco nor any of their respective Representatives or Secondary Representatives shall have any liability to Newco or Patheon with respect to the transactions contemplated by the Arrangement Agreement, the Contribution Agreement or under this letter agreement. The Sponsors, JLL Holdco and Newco each agrees (a) not to oppose the granting of an injunction, specific performance or other equitable relief on the basis that Newco or Patheon has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity; and (b) that neither Newco nor Patheon shall be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the terms hereof. Subject to Section 7, JLL Holdco’s, Newco’s and Patheon’s remedies against the Sponsors and/or JLL Holdco, as applicable, under this letter agreement shall, and are intended to, be the sole and exclusive direct or indirect remedies available to JLL Holdco, Newco and Patheon against the Sponsors, JLL Holdco and any of their respective Representatives and Secondary Representatives in respect of any liabilities or obligations arising under, or in connection with, the Arrangement Agreement or the Contribution Agreement and the transactions contemplated thereby, including in the event Newco breaches its obligations under the Arrangement Agreement or Newco or JLL Holdco breach their respective obligations under the Contribution Agreement, whether or not (in the case of a breach by Newco) Newco’s breach is caused by JLL Holdco’s breach of its obligations under this letter agreement, or (in the case of a breach by JLL Holdco) JLL Holdco’s breach is caused by the breach by any Sponsor or Co-Investor of their respective obligations hereunder or under the Co-Investor Equity Commitment Letters, as applicable, but excluding such remedies available to (i) Newco against JLL Holdco under the Contribution Agreement and (ii) Patheon against JLL Fund VI under the Guarantee Agreement, in each case, solely in accordance with the terms and conditions thereof. Except as expressly provided in this paragraph, nothing set forth in this letter agreement shall be construed to confer upon or give to any Person other than Newco and JLL Holdco any rights or remedies under or by reason of, or any rights to enforce or cause Newco or JLL Holdco to enforce, this commitment.

4. Syndication. Nothing in this letter agreement shall limit the right and ability of the Sponsors to assign all or any portion of their respective rights and obligations hereunder to other affiliates or co-investors prior to the Closing, provided that each Sponsor shall remain liable for all of its obligations hereunder, subject to Section 2 and the other limitations hereunder.

5. Representations, Warranties and Covenants. Each of JLL Fund V and JLL Fund VI represents, covenants, warrants and agrees, as to itself and not as to one another, with Newco and Patheon that it has available and will continue to have available sufficient undrawn commitments from its partners to fund the entire amount of its commitment with respect to the Equity Financing set forth in Section 1 and satisfy its obligations under this letter agreement for so long as it has any obligations under this letter agreement. JLL Rollover represents, warrants, covenants and agrees that it has available and will continue to have available sufficient assets through its indirect interest in Patheon to fund the entire amount of its commitment with respect to the Equity Financing set forth in Section 1, as described in Section 8 below, and satisfy its obligation under this letter agreement for so long as it has any obligations under this letter agreement.

JLL Holdco represents, covenants, warrants and agrees with Newco and Patheon that it has available and will continue to have available sufficient commitments from the Sponsors and the Co-Investors to fund the entire amount of its commitment with respect to the Equity Financing set forth in Section 1 and satisfy its obligations under this letter agreement for so long as it has any obligations under this letter agreement.

Each Sponsor and JLL Holdco further represents and warrants, as to itself and not as to one another, with Newco and Patheon that (i) nothing in this letter agreement violates, breaches, conflicts with or would cause a default under the organizational, fund formation or other governing documents of such party; (ii) it has the requisite capacity and authority to execute and deliver this letter agreement and to fulfill and perform its obligations hereunder; (iii) the execution, delivery and performance of this letter agreement by it has been duly and validly authorized and approved, and no other proceedings or actions on its part are necessary therefor; and (iv) this letter agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding agreement of it enforceable by Newco and JLL Holdco against it in accordance with its terms.

JLL Holdco hereby represents, warrants, covenants and agrees with Newco and Patheon that: (i) it has delivered to the Purchaser a complete and accurate copy of an executed copy of the Contribution Agreement and the exhibits and schedules thereto; (ii) the Contribution Agreement in the form so delivered, is a valid and binding obligation of JLL Holdco; (iii) as of the date hereof, the Contribution Agreement has not been amended or modified in any respect; (iv) the Contribution Agreement along with the agreements set forth on Exhibit I hereto (collectively, the “Contribution Related Agreements”) sets forth the entire agreement between the parties and their affiliates relating to the subject matter of the Contribution Agreement; and (v) it shall not, without the consent of Newco, permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Contribution Agreement and the other Contribution Related Agreements, that, in each case, imposes any material new or additional conditions thereunder, or would reasonably be expected to prevent or materially delay the consummation of the Contribution.

Each of JLL Holdco and JLL Fund VI hereby represents, warrants, covenants and agrees as to itself and not as to one another, with Newco and Patheon that: (i) as of the date of this letter agreement (a) to its knowledge, each of the Co-Investors has the financial capability to fund its commitment to JLL Holdco under its respective Co-Investor Equity Commitment Letter, and (b) it has no reason to believe that any of the Co-Investors will fail to fund its commitment to JLL Holdco under its respective Co-Investor Equity Commitment Letter; (ii) it has delivered to Newco a letter containing the identity of each Co-Investor and the amount of its equity commitment along with a form of commitment letter to be entered into by each Co-Investor (the “Form Letter”); (iii) each Co-Investor Equity Commitment Letter is substantially in the form and content of the Form Letter is a valid and binding obligation of such Co-Investor; (iv) as of the date hereof, none of the Co-Investor Equity Commitment Letters has been amended or modified, and the respective commitments contained in such letters have not been withdrawn, terminated or rescinded in any respect; (v) it shall not, without the consent of Newco, permit any material amendment or modification to be made to, or any waiver of any provision or remedy under, the Co-Investor Equity Commitment Letters, that, in each case, imposes any material new or additional conditions thereunder, or would reasonably be expected to (a) reduce the aggregate amount of the commitments thereunder (unless one or more of the Sponsors or another Co-Investor will increase their Equity Commitments in the same amount), (b) prevent or materially delay the availability of the financing under the Co-Investor Equity Commitment Letters or (c) make the funding of the financing under the Co-Investor Equity Commitment Letters (or satisfaction of the conditions to obtaining such financing) materially less likely to occur; and (vi) that that it will use its reasonable best efforts to seek to enforce its rights under each Co-Investor Equity Commitment Letter, including using its reasonable best efforts to cause each Co-Investor to comply with its obligations under its respective Co-Investor Equity Commitment Letter.

6. Amendments; Termination. Except as set forth in the next sentence, this letter agreement and the respective obligations of the Sponsors and JLL Holdco hereunder will terminate automatically without any further action on the part of the Sponsors, JLL Holdco, Newco or Patheon on the earlier of the date on which the Arrangement Agreement is terminated in accordance with its terms and the consummation of the transactions contemplated by the Arrangement Agreement. All obligations of the Sponsors and JLL Holdco hereunder shall expire automatically 6 months after the termination of the Arrangement Agreement in accordance with its terms, without any further obligations of any Sponsor or JLL Holdco hereunder, except with respect to claims arising from lawsuits filed by JLL Holdco, Newco or Patheon prior to such 6th month anniversary seeking to enforce such Sponsor’s or JLL Holdco’s obligations hereunder. This letter agreement may not be amended, modified or terminated and no provision of this letter agreement may be waived without the prior written consent of each Sponsor, JLL Holdco, Newco and Patheon.

7. Other Agreements. For the avoidance of doubt, notwithstanding anything to the contrary that may be expressed or implied herein, nothing expressed or implied in this letter or any document or instrument delivered in connection herewith shall in any way restrict, limit or modify any obligations of JLL Partners Fund VI, L.P., or Patheon’s rights, under the Guarantee Agreement, or Newco’s obligations, or Patheon’s rights, under the Arrangement Agreement.

8. Contribution by JLL Rollover. The parties acknowledge and agree that the equity contribution to be made by JLL Rollover shall be in the form of a contribution of its general partnership interest in JLL Partners Fund V (Patheon), L.P. to JLL Holdco pursuant to Section 2.2(a) of the Plan of Arrangement (as defined in the Arrangement Agreement).

9. Miscellaneous. Except as contemplated by Section 3, and notwithstanding any provision of applicable law, no obligation contained in, arising from or relating to this letter agreement will be enforceable by way of specific performance. This letter agreement constitutes the entire agreement with respect to the subject matter hereof, and supersedes all prior agreements, understandings and statements, both written and oral, among the Sponsors, Newco and JLL Holdco or any of their respective Affiliates with respect to the subject matter hereof. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. This letter agreement may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission or electronic transmission via portable document format (pdf) will be effective as delivery of a manually executed counterpart hereof. The parties acknowledge and agree that Delta is not an affiliate of Newco for purposes hereof.

*     *     *     *

Sincerely,

SPONSORS:

JLL PARTNERS FUND VI, L.P.

By: JLL ASSOCIATES VI, L.P., its general partner

By: JLL ASSOCIATES G.P. VI, L.L.C., its general partner

By:	/s/ Paul S. Levy
Name: Paul S. Levy
Title: Managing Member

JLL PARTNERS FUND V, L.P.

By: JLL ASSOCIATES V, L.P., its general partner

By: JLL ASSOCIATES G.P. V, L.L.C., its general partner

By:	/s/ Paul S. Levy
Name: Paul S. Levy
Title: Managing Member

JLL ASSOCIATES V (PATHEON), L.P.

By: JLL ASSOCIATES GP V (PATHEON), LTD., its general partner

By:	/s/ Paul S. Levy
Name: Paul S. Levy
Title: Authorized Person

[Sponsors Signature Page to Equity Commitment Letter]

JLL PATHEON CO-INVESTMENT FUND, L.P.

By: JLL PARTNERS FUND VI (PATHEON), L.P., its general partner

By: JLL ASSOCIATES VI (PATHEON), L.P., its general partner

By: JLL ASSOCIATES GP V (PATHEON), LTD., its general partner

By:	/s/ Paul S. Levy
Name: Paul S. Levy
Title: Authorized Person

Accepted and Agreed
as of November , 2013

JLL/DELTA PATHEON HOLDINGS, L.P.

By: JLL/DELTA PATHEON GP, LTD. its general partner

By:	/s/ Michel Lagarde
Name: Michel Lagarde
Title: Director

[JLL Holdco/Newco Signature Page to Equity Commitment Letter]

Patheon hereby acknowledges and agrees to the limitations on its rights as an intended third party beneficiary of this letter agreement as set forth above. Patheon also acknowledges that (i) the sole assets of Newco consist of this letter agreement from JLL Holdco, (ii) the sole assets of JLL Holdco consist of this letter agreement from the Sponsors and the Co-Investor Equity Commitment Letters, and (iii) no additional funds are expected to be contributed by any party to JLL Holdco, or by JLL Holdco to Newco, unless and until the Closing occurs and only as described herein.

PATHEON INC.

By:	/s/ Derek J. Watchorn
Name: Derek J. Watchorn Title: Director

[Patheon Acknowledgement of Equity Commitment Letter]